Exhibit 99.1

APACHE ACHIEVES RECORD FOURTH QUARTER AND 2012 PRODUCTION;

FOURTH QUARTER PRODUCTION AVERAGED 800,000 BOEPD

HOUSTON, Feb. 14, 2013 – Apache Corporation (NYSE, Nasdaq: APA) today reported record overall production for its fourth consecutive year, as well as record oil and liquids production. Average daily production during 2012 increased to 779,000 barrels of oil equivalent (boe) per day, up 5.4 percent compared with the prior year’s production, adjusted for dispositions. Oil and gas revenues were a record $16.9 billion, up from $16.8 billion in the prior year.

These results contributed to full-year 2012 earnings of $1.9 billion or $4.92 per diluted common share, compared with $4.5 billion or $11.47 per share in 2011. Excluding certain items that management believes affect the comparability of operating results, such as the impact of a ceiling test write-down due primarily to substantially weaker Canadian natural gas prices, Apache reported adjusted earnings* of $3.8 billion or $9.48 per share, compared with $4.7 billion or $11.83 per share in 2011. Cash from operations before changes in operating assets and liabilities* was $10.2 billion, sustaining the record level achieved the prior year even with lower average North American natural gas prices.

“Having deepened and strengthened our global portfolio of growth projects since 2010, we are accelerating our operational momentum,” said G. Steven Farris, chairman and chief executive officer. “Apache exited 2012 producing in excess of 800,000 boe per day, driven primarily by our North American oil production, which increased 12 percent during the year.

“We have an extensive pipeline of opportunities that will fuel our profitable growth for years to come. This includes more than 67,000 technically evaluated drilling locations in the onshore U.S. It also includes a robust group of world-class development projects throughout our global portfolio, including Wheatstone and Kitimat, our two liquefied natural gas projects with products indexed to crude oil prices.”

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Apache has become the leading oil and gas driller in the Permian Basin, operating more rigs than any industry competitor. Apache also is among the most active oil and gas companies in the Central Region’s Anadarko Basin, as the company accelerates development of its horizontal drilling play inventory. Year-over-year production from these two regions increased 18 and 37 percent, respectively.

Earlier this month, a company subsidiary completed a transaction with Chevron Canada Ltd., to jointly build and operate the Kitimat LNG project, enhancing our efforts to move this project to sanction and monetize natural gas resources we discovered in the Horn River and Liard basins of northern British Columbia. The incremental resources targeted for monetization through Kitimat have the potential to triple Apache’s total proved reserves.

In fourth-quarter 2012 earnings totaled $649 million or $1.64 per diluted share, compared with $1.17 billion or $2.98 per share in the prior-year period. Adjusted earnings for the period were $907 million, or $2.27 per share, compared with $1.2 billion, or $2.94 per share in the same period for 2011. Production reached a new quarterly milestone, averaging 800,000 boe per day, and cash from operations totaled $2.77 billion, compared with $2.66 billion in the same period of the prior year.

Apache’s oil and natural gas liquids production was 51 percent of total volume in 2012 and contributed 81 percent of revenues reflecting the wide gap between global crude oil and North American natural gas prices.

During 2012 the company added 372 MMboe of reserves, or 131 percent of production, through discoveries and extensions and 73 MMboe through acquisitions for a reserve replacement rate of 156 percent, excluding revisions. Low prices throughout the year for Canadian natural gas resulted in a ceiling test write-down and were the primary driver of negative revisions totaling 299 MMboe. Apache ended the year with proved reserves of 2.9 billion boe, after producing 285 MMboe. The company invested $9.0 billion on exploration and development during the year.

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Apache to webcast conference call

Apache Corporation will discuss its fiscal 2012 and fourth-quarter results at 1 p.m. Central time on Thursday, Feb. 14. The conference call will be webcast from Apache’s website www.apachecorp.com. The webcast replay will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. on Feb. 14. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 84095210.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future growth plans, expectations, and objectives for Apache’s operations including statements about our drilling plans, planned wells, and Wheatstone and Kitimat LNG projects. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our

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expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2011 Form 10-K and our subsequent filings with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache uses certain terms in this release, such as “resources,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011, and amendments thereto, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

*Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.

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CONTACTS:

Media:	(713) 296-6100	Patrick Cassidy
	(713) 296-7276	Bill Mintz
	(281) 302-2646	John Roper
	(713) 296-6662	Bob Dye

Investors:	(713) 302-2286	Brady Parish
Castlen Kennedy
Christopher Cortez
Alicia Reis

Website:	www.apachecorp.com

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APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(In millions, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
REVENUES AND OTHER:
Oil and gas production revenues	$4,393	$4,295	$16,947	$16,810
Other	(2)	2	131	78

	4,391	4,297	17,078	16,888

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	1,380	1,111	5,183	4,095
Additional	28	63	1,926	109
Asset retirement obligation accretion	60	40	232	154
Lease operating expenses	790	659	2,968	2,605
Gathering and transportation	68	75	303	296
Taxes other than income	235	236	862	899
General and administrative	147	132	531	459
Merger, acquisitions & transition	2	5	31	20
Financing costs, net	40	35	165	158

	2,750	2,356	12,201	8,795

INCOME BEFORE INCOME TAXES	1,641	1,941	4,877	8,093
Current income tax provision	506	571	2,235	2,263
Deferred income tax provision	467	181	641	1,246

NET INCOME	668	1,189	2,001	4,584
Preferred stock dividends	19	19	76	76

INCOME ATTRIBUTABLE TO COMMON STOCK	$649	$1,170	$1,925	$4,508

NET INCOME PER COMMON SHARE:
Basic	$1.66	$3.05	$4.95	$11.75
Diluted	$1.64	$2.98	$4.92	$11.47

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	391	384	389	384
Diluted	407	400	391	400

DIVIDENDS DECLARED PER COMMON SHARE	$0.17	$0.15	$0.68	$0.60

APACHE CORPORATION

SUMMARY OF CAPITAL COSTS INCURRED

(In millions)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
CAPITAL EXPENDITURES:
Exploration & Development Costs
United States	$1,543	$792	$5,151	$2,768
Canada	131	208	590	817

North America	1,674	1,000	5,741	3,585

Egypt	265	222	1,074	896
Australia	355	131	873	576
North Sea	183	205	886	823
Argentina	67	101	289	346
New Ventures - International	14	12	98	61

International	884	671	3,220	2,702

Worldwide Exploration & Development Costs	$2,558	$1,671	$8,961	$6,287

Gathering, Transmission and Processing Facilities
United States	$18	$18	$75	$27
Canada	34	35	172	148
Egypt	18	37	33	111
Australia	103	90	441	345
Argentina	4	5	16	12
North Sea	1	—	1	—

Total Gathering, Transmission and Processing	$178	$185	$738	$643

Capitalized Interest	$93	$70	$334	$263

Capital Expenditures, excluding Acquisitions	$2,829	$1,926	$10,033	$7,193

Acquisitions	$122	$2,696	$3,543	$3,189

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(In millions)

	December 31,	December 31,
	2012	2011
Cash and Cash Equivalents	$160	$295
Other Current Assets	4,802	4,508
Property and Equipment, net	53,280	45,448
Goodwill	1,289	1,114
Other Assets	1,206	686

Total Assets	$60,737	$52,051

Short-Term Debt	$990	$431
Other Current Liabilities	4,546	4,532
Long-Term Debt	11,355	6,785
Deferred Credits and Other Noncurrent Liabilities	12,515	11,310
Shareholders' Equity	31,331	28,993

Total Liabilities and Shareholders' Equity	$60,737	$52,051

Common shares outstanding at end of period	392	384

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
OIL VOLUME - Barrels per day
Central	21,026	7,323	14,151	6,788
Permian	65,104	54,381	60,215	50,991
GOM Deepwater	8,355	6,507	6,848	6,022
GOM Shelf	44,752	47,780	42,873	46,031
GC Onshore	10,489	10,189	10,036	9,583

United States	149,726	126,180	134,123	119,415
Canada	17,377	14,882	15,830	14,252

North America	167,103	141,062	149,953	133,667

Egypt	103,056	103,908	99,756	103,912
Australia	26,483	38,169	28,884	38,228
North Sea	65,583	55,859	63,692	54,541
Argentina	9,859	9,655	9,741	9,597

International	204,981	207,591	202,073	206,278

Total	372,084	348,653	352,026	339,945

NATURAL GAS VOLUME - Mcf per day
Central	287,956	193,722	242,998	213,447
Permian	184,781	178,766	180,938	173,188
GOM Deepwater	48,177	48,144	46,048	52,193
GOM Shelf	265,918	335,434	291,356	341,242
GC Onshore	103,722	106,505	92,759	84,672

United States	890,554	862,571	854,099	864,742
Canada	550,495	631,122	600,680	632,550

North America	1,441,049	1,493,693	1,454,779	1,497,292

Egypt	350,406	355,091	353,738	365,418
Australia	204,961	189,852	214,013	185,079
North Sea	43,745	2,366	57,457	2,284
Argentina	204,724	221,523	213,464	212,311

International	803,836	768,832	838,672	765,092

Total	2,244,885	2,262,525	2,293,451	2,262,384

NGL VOLUME - Barrels per day
Central	10,231	5,566	6,518	2,268
Permian	21,997	12,256	17,966	11,799
GOM Deepwater	1,519	582	1,185	715
GOM Shelf	6,908	4,446	5,738	5,278
GC Onshore	2,229	2,556	2,120	2,051

United States	42,884	25,406	33,527	22,111
Canada	6,837	5,183	6,258	5,958

North America	49,721	30,589	39,785	28,069

Egypt	—	—	—	49
North Sea	1,085	—	1,618	4
Argentina	2,967	2,997	3,008	3,018

International	4,052	2,997	4,626	3,071

Total	53,773	33,586	44,411	31,140

BOE per day
Central	79,250	45,176	61,169	44,630
Permian	117,898	96,431	108,338	91,655
GOM Deepwater	17,903	15,114	15,708	15,436
GOM Shelf	95,980	108,132	97,170	108,183
GC Onshore	30,005	30,495	27,615	25,746

United States	341,036	295,348	310,000	285,650
Canada	115,963	125,252	122,201	125,636

North America	456,999	420,600	432,201	411,286

Egypt	161,458	163,090	158,713	164,864
Australia	60,643	69,812	64,552	69,074
North Sea	73,959	56,253	74,887	54,925
Argentina	46,946	49,572	48,326	48,000

International	343,006	338,727	346,478	336,863

Total	800,005	759,327	778,679	748,149

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
AVERAGE OIL PRICE PER BARREL
Central	$82.55	$89.36	$86.48	$89.89
Permian	81.40	89.99	88.18	90.87
GOM Deepwater	103.06	112.77	105.17	106.75
GOM Shelf	105.27	115.70	108.52	108.92
GC Onshore	105.21	112.66	107.83	105.98
United States (1)	91.01	99.54	94.98	95.51
Canada	82.08	94.38	84.89	93.19
North America (1)	90.08	98.99	93.91	95.27
Egypt (1)	107.80	106.65	110.92	109.92
Australia (1)	111.34	109.53	115.22	111.22
North Sea (1)	106.17	104.64	107.97	104.09
Argentina	74.53	76.67	75.89	68.02
International (1)	106.14	105.24	108.92	106.67
Total (1)	98.93	102.71	102.53	102.19

AVERAGE NATURAL GAS PRICE PER MCF
Central	$3.79	$3.92	$3.26	$4.44
Permian	3.75	5.05	3.34	5.17
GOM Deepwater	3.48	3.48	2.99	4.06
GOM Shelf	3.51	3.86	3.01	4.42
GC Onshore	3.47	3.73	2.92	4.34
United States (1)	4.05	4.59	3.74	4.91
Canada (1)	4.03	4.15	3.42	4.47
North America (1)	4.04	4.40	3.61	4.72
Egypt	4.02	4.82	3.90	4.66
Australia	4.88	2.64	4.55	2.69
North Sea	10.11	20.49	8.95	22.25
Argentina	2.98	2.82	2.87	2.64
International	4.30	3.75	4.15	3.67
Total (1)	4.14	4.18	3.80	4.37

AVERAGE NGL PRICE PER BARREL
Central	$27.06	$29.96	$27.48	$38.67
Permian	29.95	39.09	32.97	47.88
GOM Deepwater	32.34	58.28	33.06	50.44
GOM Shelf	28.17	55.07	32.04	49.63
GC Onshore	36.60	56.08	40.04	58.51
United States	29.40	42.03	32.19	48.42
Canada	33.59	50.16	34.63	45.72
North America	29.98	43.41	32.57	47.85
Egypt	—	—	—	66.36
North Sea	94.42	—	77.11	65.45
Argentina	22.76	27.00	21.55	27.90
International	41.96	27.00	40.98	28.56
Total	30.88	41.95	33.45	45.95

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

The press release discusses Apache's adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:

•	Management uses adjusted earnings to evaluate the company's operational trends and performance relative to other oil and gas producing companies.

•

Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company's results.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Income Attributable to Common Stock (GAAP)	$649	$1,170	$1,925	$4,508

Adjustments:
Canada and other oil & gas property write-down, net of tax	18	60	1,427	60
Deferred tax adjustments	226	(75)	226	(75)
U.K. income tax adjustments	—	—	118	218
Commodity derivative mark-to-market, net of tax	51	—	51	—
Merger, acquisitions & transition, net of tax	2	4	19	13
Unrealized foreign currency fluctuation impact on deferred tax expense	(39)	(5)	1	(73)

Adjusted Earnings (Non-GAAP)	$907	$1,154	$3,767	$4,651

Net Income per Common Share - Diluted (GAAP)	$1.64	$2.98	$4.92	$11.47

Adjustments:
Canada and other oil & gas property write-down, net of tax	0.04	0.15	3.53	0.15
Deferred tax adjustments	0.56	(0.19)	0.56	(0.19)
U.K. income tax adjustments	—	—	0.30	0.55
Commodity derivative mark-to-market, net of tax	0.13	—	0.13	—
Merger, acquisitions & transition, net of tax	—	0.01	0.04	0.03
Unrealized foreign currency fluctuation impact on deferred tax expense	(0.10)	(0.01)	—	(0.18)

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$2.27	$2.94	$9.48	$11.83

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:

The press release discusses Apache's cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company's ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$2,082	$2,782	$8,504	$9,953
Changes in operating assets and liabilities	685	(118)	1,705	281

Cash from operations before changes in operating assets and liabilities	$2,767	$2,664	$10,209	$10,234

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2012

OIL (Mbbl)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2011	634,014	141,591	128,035	67,945	169,405	20,587	1,161,577
Extensions and Discoveries	84,656	18,935	36,188	6,277	346	1,133	147,535
Purchases	15,942	188	—	276	2,143	—	18,549
Revisions	(7,474)	(4,577)	(3,678)	(66)	(928)	671	(16,052)
Production	(49,089)	(5,792)	(36,511)	(10,571)	(23,312)	(3,565)	(128,840)
Sales	(144)	—	—	—	—	—	(144)

Balance - Dec 31, 2012	677,905	150,345	124,034	63,861	147,654	18,826	1,182,625

NGL's (Mbbl)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2011	160,033	31,450	—	—	9,262	7,153	207,898
Extensions and Discoveries	71,965	7,655	—	—	246	—	79,866
Purchases	230	9	—	—	231	—	470
Revisions	(4,559)	(2,569)	—	—	(6,329)	(169)	(13,626)
Production	(12,272)	(2,291)	—	—	(592)	(1,101)	(16,256)

Balance - Dec 31, 2012	215,397	34,254	—	—	2,818	5,883	258,352

Oil & NGL's

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2011	794,047	173,041	128,035	67,945	178,667	27,740	1,369,475
Extensions and Discoveries	156,621	26,590	36,188	6,277	592	1,133	227,401
Purchases	16,172	197	—	276	2,374	—	19,019
Revisions	(12,033)	(7,146)	(3,678)	(66)	(7,257)	502	(29,678)
Production	(61,361)	(8,083)	(36,511)	(10,571)	(23,904)	(4,666)	(145,096)
Sales	(144)	—	—	—	—	—	(144)

Balance - Dec 31, 2012	893,302	184,599	124,034	63,861	150,472	24,709	1,440,977

GAS (MMcf)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31,2011	2,976,211	3,547,511	982,966	1,569,584	108,442	537,559	9,722,273
Extensions and Discoveries	365,863	252,130	55,967	176,969	16,397	2,623	869,949
Purchases	313,885	2,503	—	1,745	8,494	—	326,627
Revisions	(156,840)	(1,443,989)	(13,974)	101	—	496	(1,614,206)
Production	(312,600)	(219,849)	(129,468)	(78,329)	(21,029)	(78,128)	(839,403)
Sales	(612)	(422)	—	—	—	—	(1,034)

Balance - Dec 31, 2012	3,185,907	2,137,884	895,491	1,670,070	112,304	462,550	8,464,206

TOTAL BOE (Mboe)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2011	1,290,082	764,293	291,863	329,542	196,741	117,333	2,989,854
Extensions and Discoveries	217,598	68,612	45,516	35,772	3,325	1,570	372,393
Purchases	68,486	614	—	567	3,790	—	73,457
Revisions	(38,173)	(247,811)	(6,007)	(49)	(7,257)	585	(298,712)
Production	(113,461)	(44,725)	(58,089)	(23,626)	(27,409)	(17,687)	(284,997)
Sales	(246)	(70)	—	—	—	—	(316)

Balance - Dec 31, 2012	1,424,286	540,913	273,283	342,206	169,190	101,801	2,851,679

Proved developed reserves:
Oil + NGL's (Mbbls)	629,345	101,691	106,746	29,053	122,073	20,852	1,009,760
Gas (Mboe)	392,264	289,109	115,073	99,342	15,554	60,843	972,185

Balance - Dec 31, 2012 (Mboe)	1,021,609	390,800	221,819	128,395	137,627	81,695	1,981,945

APACHE CORPORATION

OIL & GAS RESERVES AND COSTS

For the Year Ended December 31, 2012

Reserve Additions (Mboe)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Other	Total
Extensions and Discoveries	217,598	68,612	45,516	35,772	3,325	1,570	—	372,393
Purchases	68,486	614	—	567	3,790	—	—	73,457

Additions excluding revisions	286,084	69,226	45,516	36,339	7,115	1,570	—	445,850

Revisions	(38,173)	(247,811)	(6,007)	(49)	(7,257)	585	—	(298,712)

Total	247,911	(178,585)	39,509	36,290	(142)	2,155	—	147,138

Capital Cost Information (Non-GAAP) (in millions)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Other	Total
Exploration & Development, excluding Capitalized Interest and Asset Retirement Cost (ARC) (1)	$5,151	$590	$1,074	$873	$886	$289	$98	$8,961
Acquisitions, excluding ARC - Acquired
Proved	1,071	5	28	4	59	—	—	1,167
Unproved	2,329	—	—	—	26	—	—	2,355

Total	$8,551	$595	$1,102	$877	$971	$289	$98	$12,483

(1)	Includes capital spending of $1.1 billion for leasehold and $365 million for seismic.

Reconciliation of Exploration and Development Costs to Exploration and Development Costs, excluding Capitalized Interest and Asset Retirement Cost, a Non-GAAP Financial Measure

Presented below is a reconciliation of exploration and development costs (GAAP) to exploration and development costs, excluding capitalized interest and asset retirement cost (Non-GAAP). Management believes exploration and development costs, excluding capitalized interest and asset retirement cost is a more accurate reflection of the expenditures during the current year.

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Other	Total
Exploration & Development Costs (in millions)	$5,834	$873	$1,090	$1,064	$948	$318	$98	$10,225
Less: Capitalized Interest	(215)	(38)	(16)	(12)	(24)	(11)	—	(316)
Less: ARC	(468)	(245)	—	(179)	(38)	(18)	—	(948)

Total Adds	$5,151	$590	$1,074	$873	$886	$289	$98	$8,961

Reconciliation of Total Acquisition Costs to Acquisitions, excluding Asset Retirement Cost - Acquired, a Non-GAAP Financial Measure

Presented below is a reconciliation of total acquisition costs (GAAP) to acquisitions, excluding asset retirement cost - acquired (Non-GAAP). Management believes acquisitions, excluding asset retirement cost - acquired is a more accurate reflection of the costs of acquisitions during the current year.

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Other	Total
Total Acquisition Costs (in millions)
Proved	$1,076	$5	$28	$32	$110	$—	$—	$1,251
Unproved	2,329	—	—	—	26		—	2,355
Less: ARC - Acquired	(5)	—	—	(28)	(51)	—	—	(84)

Acquisitions, excluding ARC - Acquired	$3,400	$5	$28	$4	$85	$—	$—	$3,522